Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE MOMENTUS INC.	C.A. No. 2023-____-_____

VERIFIED PETITION FOR RELIEF PURSUANT TO 8 DEL. C. § 205

Petitioner Momentus Inc. (“Momentus” or the “Company”), by and through its undersigned counsel, brings this petition pursuant to 8 Del. C. § 205 (the “Petition”), seeking to have this Court validate potentially defective corporate acts described below as follows:

NATURE OF THE ACTION

1.          The Company seeks the Court’s urgent assistance in resolving the current uncertainty surrounding the Company’s Second Amended and Restated Certificate of Incorporation (the “New Certificate of Incorporation”), attached hereto as Exhibit A.  This Petition asks the Court to validate the New Certificate of Incorporation, which effected an increase in the number of authorized shares of the Company’s Class A Common Stock (the “Class A Increase Amendment”).  While the Class A Increase Amendment received the approval from a majority of the then-outstanding shares of the Company’s Common Stock, the proposal did not receive approval from a majority of the Company’s Class A Common Stock.  At the time of the vote, there was no case law bearing on the validity of the approval of the Class A Increase Amendment, albeit a recent decision addresses the issue in a different context.  As a result, this Court’s recent decision in Garfield v. Boxed, Inc., 2022 WL 17959766 (Del. Ch. Dec. 27, 2022) creates uncertainty as to the validity of the New Certificate of Incorporation, and thus the Class A Increase Amendment, threatening the Company with imminent and irreparable harm as described more fully herein.

2.          The Company originally incorporated in Delaware in May 2019 as a special purpose acquisition company (“SPAC”).  In November 2019, the Company consummated an initial public offering (“IPO”) for the purpose of raising and deploying capital in order to acquire an IPO-ready private company in a transaction often referred to as a “de-SPAC” transaction.

3.          In October 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), whereby the Company, through two merger transactions, would acquire Momentus Inc. (the “Merger”).

4.          After entering into the Merger Agreement, the Company scheduled a special meeting of stockholders of the SPAC (the “Special Meeting”).  Pursuant to the Company’s July 23, 2021 proxy statement (the “2021 Proxy”), at the Special Meeting, the stockholders would be asked to consider and vote upon, among other things, a proposal to approve the Merger Agreement and the transactions contemplated thereby, as well as a proposal to approve and adopt the New Certificate of Incorporation.  Ex. B at 3-5.  The New Certificate of Incorporation that the stockholders were asked to consider and vote on would increase the authorized number of shares of Class A Common Stock from 100,000,000 shares to 250,000,000 shares.  Id. at 3.

5.          The 2021 Proxy provided that the proposal to approve and adopt the New Certificate of Incorporation would “require[] the affirmative vote of holders of a majority of [the Company’s] outstanding shares of common stock entitled to vote at the Special Meeting.”  Id. at 188.

6.          The Company held the Special Meeting on August 11, 2021, whereby a majority of the Company’s “outstanding shares of common stock entitled to vote, were present online or by proxy, constituting a quorum to conduct business.”  Ex. C at 2.  At the Special Meeting, the proposal to approve and adopt the New Certificate of Incorporation received a majority approval from the Company’s outstanding shares of Common Stock.  Id.  However, a separate vote of the then-outstanding shares of Class A Common Stock was not obtained.

7.          Section 242(b)(2) of the Delaware General Corporation Law (the “DGCL”) provides that separate classes of capital stock—but not separate series—are entitled to vote separately as a class on amendments to a company’s certificate of incorporation that increase the number of authorized shares of such class.  In relevant part, Section 242(b)(2) provides:

The holders of the outstanding shares of a class shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class . . . . The number of authorized shares of any such class or classes of stock may be increased or decreased . . . by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote irrespective of this subsection, if so provided in the . . . certificate of incorporation . . . .

8 Del. C. § 242(b)(2).

8.          Unless the certificate of incorporation contains a “Section 242(b)(2) opt-out provision” specifically denying the class entitlement to a separate vote, Section 242(b)(2) provides that an amendment to change the number of authorized shares of a class of stock requires a separate vote of such class.  Like many other SPAC certificates of incorporation, the Company’s amended and restated certificate of incorporation in effect prior to the Merger (the “Old Certificate of Incorporation”) did not contain such a provision.  Although the Old Certificate of Incorporation did not contain a Section 242(b)(2) opt-out provision, the Company has had the good-faith belief that the Class A Increase Amendment was validly adopted under the terms of the Old Certificate of Incorporation because, under the Old Certificate of Incorporation, the Class A Common Stock was not a separate class of Common Stock, but instead, a series of Common Stock.

9.          The Merger was consummated on August 12, 2021.  Ex. D at 1.  As a result of the transactions contemplated by the Merger Agreement, following the Merger, the Company’s outstanding Common Stock consisted of 79,772,262 shares of Class A Common Stock.  Id. at 4.  The number of shares of the Company’s Class A Common Stock issued and outstanding following the Merger was and at all times since the date hereof has remained less than the 100,000,000 authorized shares of Class A Common Stock originally provided for under the Old Certificate of Incorporation.   However, the Company currently has outstanding warrants for the purchase of 19,897,500 shares of the Company’s Class A Common Stock which, if all were exercised, would cause the number of shares of the Company’s Class A Common Stock issued and outstanding to exceed the 100,000,000 authorized shares provided for under the Old Certificate of Incorporation.  The Company’s Class A Common Stock now trades on the NASDAQ under the ticker symbol “MNTS.”

10.          As mentioned above, the validity of the New Certificate of Incorporation, including the validity of the Class A Increase Amendment effected thereby, has come into question due to this Court’s recent opinion in Boxed.  There, the Court was faced with addressing whether the plaintiff’s demand was meritorious in the context of a mootness fee application from plaintiff’s counsel.  Boxed, 2022 WL 17959766, at *1.   In addressing the merits of plaintiff’s demand, the Court indicated that it agreed with the plaintiff’s interpretation that the company, whose certificate of incorporation contained substantially identical provisions with respect to its common stock as the Old Certificate of Incorporation, had multiple classes of common stock, rather than series, and therefore, the Class A Common Stock was entitled a separate vote under Section 242.  Id. at *9.  Because a separate vote of Class A Common Stock was not obtained at the Special Meeting, the validity of the Company’s New Certificate of Incorporation, and thus the Class A Increase Amendment, is uncertain.  This uncertainty inhibits the Company from performing important, fundamental corporate functions that a Company like Momentus must undertake.

11.          The Company therefore brings this Petition pursuant to 8 Del. C. § 205, seeking to have this Court validate the New Certificate of Incorporation and the Class A Increase Amendment such that the Company may issue stock in reliance on the Class A Increase Amendment and ensure purported stockholders that any such stock is validly issued.

FACTUAL ALLEGATIONS

A.          The Company Incorporates and Goes Public

12.          Momentus is a Delaware corporation that originally incorporated on May 28, 2019, as a SPAC under the name Stable Road Acquisition Corp.  The Company is a U.S. commercial space company that offers in-space infrastructure services, including in-space transportation, hosted payloads, and in-orbit services.

13.          On November 13, 2019, the Company filed a Form 8-K, announcing the consummation of its IPO.  In connection with its IPO, the Company filed the Old Certificate of Incorporation with the Delaware Secretary of State, attached hereto as Exhibit E.  Section 4.1 of the Old Certificate of Incorporation set forth the Company’s authorized capital stock as follows:

The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 111,000,000 shares, consisting of (a) 110,000,000 shares of common stock (the “Common Stock”), including (i) 100,000,000 shares of Class A Common Stock (the “Class A Common Stock”), and (ii) 10,000,000 shares of Class B Common Stock (the “Class B Common Stock”), and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”).

Ex. E, at Art. IV, § 4.1 (emphasis in original).

B.	The Company Enters into the Merger Agreement and Schedules the Special Meeting

14.          On October 7, 2020, the Company entered into the Merger Agreement with various Delaware entities, whereby the Company, through two merger transactions, would acquire Momentus Inc.

15.          On July 23, 2021, the Company filed the 2021 Proxy, which set forth seven proposals to be voted on by the Company’s stockholders at the Special Meeting.  Among the proposals was one to amend and restate the Old Certificate of Incorporation to read in its entirety as set forth in the New Certificate of Incorporation.  As explained to the stockholders, the New Certificate of Incorporation would effect a number of changes to the Old Certificate of Incorporation, including increasing the number of authorized shares of the Company’s Class A Common Stock from 100,000,000 to 250,000,000.

16.          The 2021 Proxy provided that:

Although [the Company] has a sufficient number of authorized but unissued shares of common stock to complete the [Merger] and the other issuances described in this proxy statement/consent solicitation statement/prospectus, the [Company’s] Board has determined that the increase in the number of shares of authorized Class A common stock is desirable and in the best interests of stockholders because it will enhance the [] Company’s flexibility to consider and respond to future business needs and opportunities as they arise from time to time following the [Merger], without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance. … The [] Company could also use the increased number of Class A common stock for potential transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments ….

Ex. B at 191.

17.          The 2021 Proxy also provided that:

The approval of the [Class A Increase Amendment] requires a majority of the votes cast by holders of outstanding [Company] shares of common stock represented in person or by proxy at the Special Meeting and entitled to vote thereon. As discussed above, a vote to approve the Governance Proposals is an advisory vote, and therefore, is not binding on [the Company] or [the Company’s] board of directors. Accordingly, regardless of the outcome of the non-binding advisory vote, [the Company] intend[s] that the proposed [New Certificate of Incorporation], in the form set forth on Annex B and containing the provisions noted above, will take effect at consummation of the [Merger], assuming adoption of the [New Certificate of Incorporation].

Id. at 190 (emphasis omitted).1

18.          The New Certificate of Incorporation explained that:

Following the filing of [the New Certificate of Incorporation] with the Secretary of State of the State of Delaware and immediately prior to the [Merger], each share of Class B Common Stock outstanding immediately prior to the filing of [the New Certificate of Incorporation] shall automatically be converted into one (1) share of Class A Common Stock without any action on the part of any person, including the [Company], and concurrently with such conversion, the number of authorized shares of Class B Common Stock shall be reduced to zero.

Ex. A at 1.

C.	The Merger is Approved at the Special Meeting and is Consummated Thereafter

19.          The record date for the Special Meeting was July 7, 2021.  As of the record date, which determined the Company stockholders entitled to vote on the Merger and various amendments to the Old Certificate of Incorporation at the Special Meeting, there were 22,087,838 shares of the Company’s common stock outstanding and entitled to vote.  Of the 22,087,838 outstanding shares, 17,775,338 were Class A Common Stock and 4,312,500 were Class B Common Stock.  Ex. B at 120.

20.          The Special Meeting was held on August 11, 2021.  At the Special Meeting, a total of 12,239,096 shares, or approximately 55.41%, of the then-existing outstanding shares of the Company’s common stock entitled to vote were represented, constituting a quorum to conduct business.  Ex. C at 2.  As disclosed in the Company’s August 11, 2021, Form 8-K (the “Voting Results Form 8-K”), the proposal to approve and adopt the New Certificate of Incorporation, which would effect the Class A Increase Amendment, received the affirmative vote of 11,808,827 shares, or approximately 96.5% of the outstanding shares entitled to vote and in attendance or represented by proxy at the Special Meeting.  The 11,808,827 votes in favor of the New Certificate of Incorporation also represented a majority of the 22,087,838 then-outstanding and entitled to vote shares of the Company’s Common Stock.  As such, the Company believed the New Certificate of Incorporation had received the requisite stockholder vote and disclosed as such in the Voting Results Form 8-K.

21.          The New Certificate of Incorporation, and thus the Class A Increase Amendment, however, was not approved by a majority of the outstanding shares of Class A Common Stock.  Assuming that all of the outstanding shares of Class B Common Stock were voted in favor of the New Certificate of Incorporation, of the 17,775,338 shares of Class A Common Stock then outstanding and entitled to vote, only 7,496,327 shares were voted in favor of the New Certificate of Incorporation.

1 On July 20, 2021, the Company received a “stockholder litigation demand” (the “Demand Letter”) from a purported stockholder of the Company, asserting that the Class A Increase Amendment set to be voted on by the stockholders at the Special Meeting required approval by the holders of a majority of the outstanding shares of Class A Common Stock voting separately as a single class.  The Demand Letter accordingly argued that the voting standard at the Special Meeting would deprive the Class A Common Stockholders of their rights under Delaware law.  As the Company disclosed in its August 11, 2021 Form 10-Q, the Company responded to the stockholder in writing to explain its view that the demand was without merit.

22.          As disclosed in the Voting Results Form 8-K, the proposal to approve the Merger received the affirmative vote of 11,845,141 shares, a majority of the 22,087,838 shares outstanding and entitled to vote.  Accordingly, as disclosed in the Company’s August 18, 2021 Form 8-K, a copy of which is attached hereto as Exhibit D (the “de-SPAC Closing 8-K”), the Merger was approved and was closed on August 12, 2021.  In connection with the closing of the Merger, the Company also filed the New Certificate of Incorporation with the Delaware Secretary of State on October 12, 2021 and the Company was renamed Momentus Inc.

23.          Immediately prior to the Merger, each share of the Company’s Class B Common Stock converted into one share of Class A Common Stock, such that the number of authorized shares of Class B Common Stock was reduced to zero shares.  Thus, after the close of the Merger and taking into account the shares of Class A Common Stock issued pursuant to the Merger, there were 79,772,262 shares of Class A Common Stock outstanding.  The number of shares of Class A Common Stock issued and outstanding since the closing of the Merger and at all times through the date hereof has remained less than the 100,000,000 authorized shares of Class A Common Stock originally provided for under the Old Certificate of Incorporation.  However the Company currently has outstanding warrants for the purchase of 19,897,500 shares of the Company’s Class A Common Stock which, if all were exercised, would cause the number of shares of the Company’s Class A Common Stock issued and outstanding to exceed the 100,000,000 authorized shares provided for under the Old Certificate of Incorporation.  As of February 10, 2023, the Company had 84,628,673 shares of Class A Common Stock outstanding.

D.          This Court’s Decision in Boxed

24.          As mentioned above, this Court’s recent decision in Boxed calls into question the validity of the Class A Increase Amendment.  There, the defendant corporation sought stockholder approval to amend its certificate of incorporation to increase the number of authorized shares of Class A common stock in connection with its de-SPAC transaction.  Boxed, 2022 WL 17959766, at *1.  Before the special meeting of stockholders, the plaintiff in Boxed wrote a letter to the company’s board asserting that the voting standard provided for the amendment to the number of authorized shares of Class A Common Stock violated the voting rights of the Class A common stockholders under Section 242(b).  Id.  The defendant corporation chose to amend its merger agreement and supplemented its proxy statement to require the separate vote of the holders of its Class A common stock.  Id.  After the de-SPAC merger was completed, the plaintiff filed an action in this Court seeking attorneys’ fees and expenses for the benefits he allegedly conferred on the company and its stockholders as a result of this change.  Id.  In determining whether the plaintiff had in fact conferred a corporate benefit that would warrant a fee award under the corporate benefit doctrine, the Court considered whether the plaintiff’s demand was meritorious. Id. at *4.  This required the Court to evaluate whether the voting standard complied with Section 242(b)(2).  Id.

25.          The Court in Boxed ultimately concluded that the Class A common stock and Class B common stock at issue were separate classes of capital stock, rather than series.  Id. at *9.   First, the Court pointed to the fact that the certificate of incorporation only used the word “class” and not “series” when describing the authorized common shares.  Id. at *8.  Second, the Court observed that Section 102(a)(4) of the DGCL requires the certificate of incorporation to set forth the number of shares of all classes and of each class and whether the shares are par or no-par, whereas no similar recitation is required for series.  Id.  Because the certificate of incorporation at issue in Boxed listed the number of authorized shares and the par values for each of the Class A common stock, the Class B common stock, and the preferred stock, the Court reasoned that Section 102(a)(4) suggested each was a class.  Id.  at *9.  Finally, the Court reasoned that the charter provision governing preferred stock empowered the board to “fix series by resolution” in keeping with Section 102(a)(4), which empowers companies to include such provisions in their charters.  Id.  Because the charter provision governing common stock did not similarly empower the board to create series of common stock, the Court explained, suggested to the Court that the Class A and Class B common stocks were separate classes.  Thus, the Court held, under the “meritorious when filed” standard applicable under the corporate benefit doctrine, that “Class A and Class B are each a class of common stock, not series.”  Id.

26.          Like the certificate of incorporation at issue in Boxed, (i) the Old Certificate of Incorporation referred to the authorized common shares as “classes,” (ii) Section 4.1 of the Old Certificate of Incorporation set forth the number of shares and par values of Class A Common Stock, Class B Common Stock, and Preferred Stock, and (iii) Section 4.2 of the Old Certificate of Incorporation empowered the board to create “one or more series of Preferred Stock” and to establish “the number of shares to be included in each such series” by resolution, whereas no similar provision existed for common stock.

27.          While the Court’s discussion of the merits in Boxed is not a final ruling on the merits and while the Company respectfully believes that the Court reached the wrong conclusion in Boxed, the opinion suggests that a reviewing Court may view the Company’s Class A Common Stock as a separate class of capital stock, rather than a separate series of the class of Common Stock.  If a reviewing Court reached that conclusion, the Class A Increase Amendment would have required a separate vote of the Class A Common Stock, which is a vote that was not obtained.

28.          As a result of the uncertainty regarding the issue raised by the Boxed opinion, the validity of the New Certificate of Incorporation, which effected the Class A Increase Amendment, has become and will remain uncertain absent prompt relief from the Court.

E.	The Court’s Authority to Validate Defective Corporate Acts Under Section 205(a)

29.          Section 205(a)(3) of the DGCL provides this Court with the authority to “[d]etermine the validity and effectiveness of any defective corporate act not ratified . . . pursuant to § 204” and under Section 205(a)(4), this Court may “[d]etermine the validity of any corporate act or transaction and any stock, rights or options to acquire stock.” 8 Del. C. § 205(a)(3),(4).  A “defective corporate act” is defined, in pertinent part, as “any act or transaction purportedly taken by or on behalf of the corporation that is, and at the time such act or transaction was purportedly taken would have been, within the power of a corporation . . . but is void or voidable due to a failure of authorization.” 8 Del. C. § 204(h)(1).  Finally, a “failure of authorization” is defined, in pertinent part, as “the failure to authorize or effect an act or transaction in compliance with (A) the provisions of this title, (B) the certificate of incorporation or bylaws of the corporation, or (C) any plan or agreement to which the corporation is a party or the disclosure set forth in any proxy or consent solicitation statement, if and to the extent such failure would render such act or transaction void or voidable.” 8 Del. C. § 204(h)(2).

30.          Here, if a separate vote of the Class A Common Stock was required to approve the Class A Increase Amendment under Section 242(b)(2), it was not obtained, which would constitute a “failure of authorization” for purposes of Section 204 and 205.  As a result of this failure of authorization, the filing of the New Certificate of Incorporation (which effected the Class A Increase Amendment) and any shares of the Company’s Class A Common Stock issued or to be issued in reliance on the effectiveness thereof may be invalid and would constitute “defective corporate acts” and/or “putative stock” under Sections 204 and 205.

31.          Thus, the Court has the power under Section 205 to ratify and validate the New Certificate of Incorporation and the Class A Increase Amendment effected thereby.

F.          Consideration of Statutory Validation Factors Under Section 205(d)

32.          Section 205(d) sets forth certain factors that the Court may consider when determining whether to ratify and validate a defective corporate act:

In connection with the resolution of matters pursuant to subsections (a) and (b) of this section, the Court of Chancery may consider the following:

(1) Whether the defective corporate act was originally approved or effectuated with the belief that the approval or effectuation was in compliance with the provisions of this title, the certificate of incorporation or bylaws of the corporation;

(2) Whether the corporation and board of directors has treated the defective corporate act as a valid act or transaction and whether any person has acted in reliance on the public record that such defective corporate act was valid;

(3) Whether any person will be or was harmed by the ratification or validation of the defective corporate act, excluding any harm that would have resulted if the defective corporate act had been valid when approved or effectuated;

(4) Whether any person will be harmed by the failure to ratify or validate the defective corporate act; and

(5) Any other factors or considerations the Court deems just and equitable.

8 Del. C. § 205(d).

33.          Belief in the Class A Increase Amendment’s Validity.  With respect to the factor set forth in Section 205(d)(1), the Company demonstrated its good faith belief that the Class A Increase Amendment had been properly approved through its action taken in connection with closing the Merger.  In the Voting Results Form 8-K, the Company disclosed that the Class A Increase Amendment had been approved by the stockholders at the Special Meeting.  As disclosed in the de-SPAC Closing 8-K, the Company consummated the Merger on August 12, 2021, in reliance on that approval.  Further, the New Certificate of Incorporation was filed with the Delaware Secretary of State based on the belief that the Class A Increase Amendment was validly approved at the Special Meeting.

34.          Treatment of the Class A Increase Amendment as Valid.  With respect to the factor set forth in Section 205(d)(2), the Company represented to its public stockholders in the Voting Results Form 8-K that the New Certificate of Incorporation, which effected the Class A Increase Amendment, was validly approved.  In numerous public filings since the Merger, the Company has disclosed to its stockholders that the New Certificate of Incorporation authorizes 250,000,000 shares of Class A Common Stock.

35.          Harm Arising from Validation of the Class A Increase Amendment.  With respect to the factor set forth in Section 205(d)(3), the Company does not believe that any person would be harmed by the ratification and validation of the New Certificate of Incorporation, and thus the Class A Increase Amendment, that would be obtained if this Petition is granted.  Indeed, the purpose of ratification is to avoid harm to parties involved and to ensure that the New Certificate of Incorporation that the Company and its stockholders have been operating under since August 2021 is valid and effective, as well as to resolve whether the Company may issue the additional authorized shares pursuant to the Class A Increase Amendment.

36.          Harm Arising from Failure to Validate the Class A Increase Amendment.  With respect to the factor set forth in Section 205(d)(4), there are many parties that would be harmed if the New Certificate of Incorporation is not ratified and validated by this Court.  As a result of the uncertainty with respect to the validity of the New Certificate of Incorporation, it is currently not clear how many shares of Class A Common Stock the Company is authorized to issue.  The continued uncertainty as to the Company’s capital structure has already impeded the Company’s efforts to raise additional capital since the date of the Boxed decision, and could potentially impede future capital raising activities, cause the Company to fail to satisfy its obligations to deliver shares of the Company’s Class A Common Stock upon the exercise of the currently outstanding warrants, cause market disruption, disturb the Company’s commercial relationships, impact the company’s ability to offer competitive compensation to its current and future employees, adversely effect strategic acquisitions or partnership opportunities, lead to a loss of value for the Company’s stockholders, and loss of the Company’s eligibility to remain listed on the NASDAQ.

37.          The uncertainty regarding the Company’s capital structure also threatens the Company’s current and potential financing arrangements, as well as the Company’s current and future operational matters.  Specifically, the Company may need to raise additional capital to execute its business plan and continue ongoing operations.  The uncertainty regarding the validity of the Company’s Class A Common Stock impedes, challenges, and may prevent the Company from raising additional capital through the sale of additional securities.  The uncertainty is also likely to restrict the Company’s ability to attract leading talent, as there now exists a potential inability to issue equity compensation to directors and officers through the Company’s equity incentive plans.

38.          Moreover, the Company is required to file its Annual Report on Form 10-K by March 31, 2023.  Because there now exists uncertainty regarding the validity of the New Certificate of Incorporation and the Class A Increase Amendment, there is likewise uncertainty as the validity of the statements and representations the Company is required to make in its Form 10-K.  The uncertainty could in turn impact the ability of the Company’s auditors to provide their required consent for the filing of such Form 10-K.  The Company’s annual meeting is also scheduled to occur in May 2023.  The Company will need to confirm the validity of the Class A Increase Amendment to determine which proposals need to be presented to the Company’s stockholders at the meeting.  Absent clarity and the ability to take these necessary actions, the Company’s ability to maintain its listing on the NASDAQ could be jeopardized.

39.          “Other Factors” Supporting Validation.  With respect to the factor set forth in Section 205(d)(5), at least two “other factors” support granting the relief requested here.

40.          First, “self-help” ratification by the Company’s stockholders under Section 204 may not be an effective alternative to the Company.  In order to do so, the Company would need to incur significant cost and expense in connection with preparing and filing a proxy statement and calling a special meeting of stockholders to approve the ratification, a process that could take several months.  In addition, under the remedy provided for in Section 204, the Company would need to file a certificate of validation with the Delaware Secretary of State to effectively ratify the New Certificate of Incorporation.  See 8 Del. C. § 204(e)(3) (requiring the filing of a certificate of validation in circumstances where the defective act ratified relates to a certificate of incorporation previously filed with the Delaware Secretary of State).  The Company understands from its counsel that processing times for certificates of validation can take as long as 3-4 months, and that while a certificate of validation is being processed by the Delaware Secretary of State, the Company would not be able to obtain certificates of good standing, pay its annual franchise taxes or make any other filings with the Delaware Secretary of State.  These additional costs and expenses and the additional months of uncertainty regarding the Company’s capital structure could be avoided if the Court were to grant the relief requested in this Petition.

41.          Second, this Petition presents an opportunity for the Court to address uncertainty that is not isolated or limited to the Company.  Indeed, numerous publicly-traded Delaware corporations who accessed public markets via de-SPAC transactions in the past several years face the same post-Boxed cloud of uncertainty over their capital structure and related dilemma as to how to proceed in light of the issues discussed above.  See, e.g., In re Lordstown Motors Corp., C.A. No. 2023-0083-LWW (Del. Ch.), In re Lucid Grp., Inc., C.A. No. 2023-0116-LWW (Del. Ch.); In re ChargePoint Hldgs., Inc., C.A. No. 2023-0113-LWW (Del. Ch.); In re Fisker Inc., C.A. No. 2023-0119-LWW (Del. Ch.).  Granting the relief requested in this Petition may offer some other SPACs a clear solution to a widespread problem.  Crafting a sensible, equitable, and prompt solution would be in keeping with both this Court’s and the State of Delaware’s reputations as our country’s preeminent caretakers of corporate law and governance.

42.          The Company therefore respectfully seeks this Court’s assistance to validate the New Certificate of Incorporation, including the Class A Increase Amendment, to prevent ongoing and significant harm to the Company, its business prospects, and its stockholders.

COUNT ONE

(Validation of Defective Corporate Acts Under 8 Del. C. § 205)

43.          The Company repeats and reiterates the allegations above as if fully set forth herein.

44.          The Company is authorized to bring this Petition under 8 Del. C. § 205(a), which provides that this Court may determine the validity and effectiveness of any defective corporate act.

45.          The Company filed the New Certificate of Incorporation, which effected the Class A Increase Amendment, with the Delaware Secretary of State in the good faith belief that it was adopted in accordance with Delaware law.

46.          The Company has treated the New Certificate of Incorporation as valid and treated all acts in reliance on the New Certificate of Incorporation as valid.  Many third parties, including financing sources, key business partners, stockholders, employees and directors, have relied on the validity of the New Certificate of Incorporation and have treated all acts in reliance on the New Certificate of Incorporation as valid.

47.          On information and belief, no persons would be harmed by the validation of the New Certificate of Incorporation and Class A Increase Amendment.  The results of the Special Meeting and the filing of the New Certificate of Incorporation, including the Class A Increase Amendment, were all disclosed publicly, and actions have been taken in reliance thereon.

48.          As described above, the Company, its business prospects, and its stockholders may be irreparably and significantly harmed absent relief from this Court.

PRAYER FOR RELIEF

WHEREFORE, the Company respectfully requests that this Court enter an order as follows:

A.          Validating and declaring effective the New Certificate of Incorporation (and the Class A Increase Amendment effected thereby), including the filing and effectiveness thereof, as of 8:49 A.M. on August 12, 2021, being the date and time that the New Certificate of Incorporation was originally filed with the Delaware Secretary of State;

B.          Validating and declaring effective any shares of Class A Common Stock issued at or after 8:49 A.M. on August 12, 2021 in reliance on the validity of the New Certificate of Incorporation, in each case as of the date and time of the original issuance of such shares of Class A Common Stock; and

C.          Granting such other and further relief as this Court deems proper.

/s/ Srinivas M. Raju
Srinivas M. Raju (#3313) Kevin M. Kidwell (#6988) Richards, Layton & Finger, P.A. 920 North King Street Wilmington, Delaware 19801 (302) 651-7700

Dated: February 17, 2023	Attorneys for Petitioner Momentus Inc.